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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 14, 1999 relating to the financial statements and financial statement schedules, which appears in adam.com, Inc.'s (formerly A.D.A.M. Software, Inc.) Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Atlanta, Georgia
March 1, 2000